U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 16, 2004



                         TIDELANDS OIL & GAS CORPORATION
             (Exact Name of registrant as specified in its Charter)




       Nevada                          0-29613                    66-0549380
----------------------           -------------------          ------------------
State of Incorporation           Commission File No.          I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                      78248
-----------------------------------------            ------------------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, (   210   )      764       -    8642
                               -----------  -------------   -----------





                     (Registrant's former name and address)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 7, 2004, we entered into a Letter of Intent with Impact International, LLC regarding (1) the exercise of the Impact Stock Purchase Warrant issued on April 16, 2003, and (2) Tideland's purchase and Impact's sale of Impact's interest in Reef Ventures, L.P., a Texas limited partnership for $6,580,222.02, adjusted for revenue and interest expense calculated from the construction project funding dates through date of closing. The warrant exercise and Reef sale terms are subject to the execution of definitive agreements which may include an amendment to the Stock Purchase Warrant and Registration Rights Agreements and the preparation of appropriate Reef sale agreements. In connection with the execution of the Letter of Intent, Impact exercised Five Hundred Thousand (500,000) common shares on a cashless basis. We issued the shares to Impact on April 12, 2004.

CAUTIONARY STATEMENT: The terms of the Letter of Intent should not be construed as contractually binding on Tidelands or Impact, but rather as an expression by the parties that they intend to diligently proceed with the preparation of appropriate legal documentation consistent with the Letter of Intent terms. We intend to file a subsequent Current Report updating these matters only when we execute amended and definitive agreements consistent with the Letter of Intent.

Impact Stock Purchase Warrant
-----------------------------

         Impact International, LLC had given Tidelands notice of its intent to exercise all of the common stock purchase warrants under the Stock Purchase Warrant and Registration Rights Agreement between Tidelands Oil & Gas Corporation and Impact International, LLC dated April 16, 2003 and reported on a Form 8-K Current Report filed May 8, 2003.

         The Stock Purchase Warrant provides for the exercise of 6,830,000 common shares, or a 19% interest in Tidelands' issued and outstanding common stock at the time of exercise. The Warrant is subject to anti-dilution provisions and a pricing formula. The Warrant provides for both cash and cashless exercise methods. Since executing the Stock Purchase Warrant, we have issued additional common stock, entitling Impact to an increased number of warrants.

         Pursuant to the terms of the Letter of Intent, and subject to the definitive terms and conditions of amended and future agreements, we would agree: (1) that the Impact Stock Purchase Warrant, as adjusted, covers Ten Million (10,000,000) Tideland's common shares at an exercise price of $0.335 per share; (2) that we would register the Impact common shares on the appropriate form of registration statement with the Securities and Exchange Commission, and
(3) that if the registration statement were not filed or declared effective within 90 days of April 7, 2004, that we would issue 500,000 common shares under the cashless exercise provisions of the amended Stock Purchase Warrant. For each 90 day period that the registration statement were not filed or declared effective, we would continue to issue 500,000 share blocks of common stock, until declared effective. If the registration of the shares was accomplished by certain deadlines stated in the Letter of Intent, Impact would be obligated to exercise the balance of the Warrant for cash payable by Impact through the execution of a promissory note payable to Tidelands (the "Impact Note"). If the registration was not completed by the deadline, which would be either 12 or 15 months from April 7, 2004, Impact would not be obligated to exercise the balance of the Warrant for cash, rather Tidelands would be obligated to issue the remaining shares on a cashless basis. In either case, we would be required to continue to register the shares.

Purchase and Sale of Reef Ventures, LLC Interests
-------------------------------------------------

         Impact would sell its 72% limited partnership interest and Coahuila Pipeline, LLC would sell its 1% general partnership interest in Reef to Tidelands for $6,580,222.02, less revenue received from Reef through March 9, 2004. An amount equal to interest would be added at closing, calculated from the date of net funding by Impact at a per annum rate of 12%. The purchase price would be further adjusted to take into account project expenses and revenues incurred or received after March 10, 2004.

         Impact would finance the Tideland's purchase price. The purchase price would be payable through a promissory note delivered by Tidelands a closing (the "Tidelands Note"), bearing interest at the prime rate of interest plus two (2%) percent. The note would call for quarterly interest payments the first fifteen
(15) months, and thereafter, principal and interest would be due quarterly amortized over twenty (20) years, but not to exceed an amount equal to One Hundred (100%) percent of Reef's net cash flow. The unpaid balance of the note would be due at the end of the fourth year. The note would be secured by a deed of trust covering the Gas Project and a guarantee of payment of the Tidelands note by Reef.

         The Reef Deed of Trust would include a present assignment of Reef's rights to receive cash flow from the Gas Project which would be exerciseable by Impact only upon default under the Tidelands Note, Reef guarantee, or Reef Deed of Trust.

         At such time, if ever, as Impact has executed and delivered the Impact Note, Tidelands would exchange a cancellation of the Impact Note for an amended Tidelands Note, reducing the principal sum owed under the Tidelands Note by the dollar amount evidenced by the Impact Note.

FORWARD-LOOKING STATEMENTS:

         We have included forward-looking statements in this report. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "could", "would", "believe", "estimate", or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, computation method for number of common shares available under the warrant exercise and pricing formulae, the impact of dumping registered shares on the Tidelands OTC market and, or the nature of our business relationship with Impact.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TIDELANDS OIL & GAS CORPORATION
Dated: April 16, 2004

                                                  /s/Michael Ward
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President